UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXA CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXA CORPORATION

55 Network Drive

Burlington, Massachusetts 01803

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We invite you to attend our 2017 Annual Meeting of Stockholders, which is being held as follows:

Date:	June 15, 2017

Time:	10:00 a.m., local time

Location:	Foley Hoag LLP
Seaport West 155 Seaport Boulevard Boston, Massachusetts 02210

At the meeting, we will ask our stockholders to:

•	re-elect John J. Shields III as our Class II Director to serve for a three-year term ending in 2020;

•	approve our 2017 Stock Incentive Plan;

•	approve our French Sub-plan of our 2017 Stock Incentive Plan;

•	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018; and

•	consider any other business properly presented at the meeting.

You may vote on these matters in person, by proxy or via the Internet or telephone. Whether or not you plan to attend the meeting, we ask that you promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the Internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy or Internet or telephone vote and vote your shares in person. Only stockholders of record at the close of business on April 20, 2017 may vote at the meeting.

By order of the Board of Directors,

John D. Patterson, Jr.
Secretary

April 28, 2017

PROXY STATEMENT

FOR THE

EXA CORPORATION

2017 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2017

This proxy statement and our fiscal year 2017 Annual Report to Stockholders are also available for viewing, printing and downloading at www.edocumentview.com/Exa.

INFORMATION ABOUT THE MEETING

The Meeting

The 2017 Annual Meeting of Stockholders of Exa Corporation will be held at 10:00 a.m., local time, on Thursday, June 15, 2017 at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts 02210. At the meeting, stockholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

•	the re-election of John J. Shields III as our Class II Director to serve for a three-year term ending in 2020;

•	the approval of our 2017 Stock Incentive Plan;

•	the approval of our French Sub-plan of our 2017 Stock Incentive Plan;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending on January 31, 2018; and

•	any other business properly presented at the meeting.

This Proxy Solicitation

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the meeting (including any adjournment or postponement of the meeting).

•	This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	The proxy card is the means by which you actually authorize another person to vote your shares at the meeting in accordance with your instructions.

We will pay the cost of soliciting proxies. Our Directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

We will mail this proxy statement and the enclosed proxy card to stockholders for the first time on or about May 3, 2017. In this mailing, we will include a copy of our fiscal year 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended January 31, 2017 (excluding exhibits), as filed with the Securities and Exchange Commission.

Who May Vote

Holders of record of our common stock at the close of business on April 20, 2017 are entitled to one vote per share of common stock on each proposal properly brought before the annual meeting.

A list of stockholders entitled to vote will be available at the annual meeting. In addition, you may contact our Chief Financial Officer, Richard F. Gilbody, at our offices located at 55 Network Drive, Burlington, Massachusetts 01803, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 9:00 a.m. and 5:30 p.m., local time, on any business day from June 2, 2017 to the time of the annual meeting.

How to Vote

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on April 20, 2017, the record date for the meeting. You may vote your shares at the meeting in person, by proxy or via the Internet or the toll-free number (for residents of the United States and Canada) listed on your proxy card.

•

To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting. You can obtain directions to be able to attend the meeting and vote in person at www.envisionreports.com/EXA.

•

To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the re-election of Mr. Shields as a Class II Director, FOR the approval of our 2017 Stock Incentive Plan, FOR the approval of our French Sub-plan of our 2017 Stock Incentive Plan, and FOR the ratification of our independent registered public accounting firm. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner they deem appropriate.

•

To vote via the Internet, you must access the website for Internet voting at www.envisionreports.com/EXA. Please have the enclosed proxy card handy when you access the website and follow the on-screen instructions. Internet voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m. (Eastern time) on June 15, 2017. If you vote via the Internet, you do not have to return your proxy card via mail.

•

To vote via telephone, use any touch-tone telephone and call 1-800-652-8683 to transmit your voting instructions up until 1:00 a.m. (Eastern time) on June 15, 2017. Please have the enclosed proxy card handy when you call and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If you vote by proxy or via the Internet or telephone, you may revoke your vote at any time before it is exercised by taking one of the following actions:

•	sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again by proxy or via the Internet or telephone on a later date; or

•	attending the meeting, notifying our Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, it is permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but it is not allowed to vote your shares with respect to certain non-routine proposals. Proposal 1, regarding the election of Directors, Proposal 2, regarding the approval of our 2017 Stock Incentive Plan, and Proposal 3, regarding the approval of our French Sub-plan of our 2017 Stock Incentive Plan, are “non-routine” proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote with respect to these proposals and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on these proposals. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 4, the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, is considered to be a routine item under the applicable rules and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name.

If a broker or nominee holds shares of our common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1, Proposal 2 and Proposal 3, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Quorum Required to Transact Business

At the close of business on April 20, 2017, 14,909,241 shares of common stock were outstanding. Our by-laws require that a majority of the outstanding shares of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business at the meeting. We will count abstentions and broker non-votes as shares represented at the meeting in determining whether a quorum exists.

Multiple Stockholders Sharing the Same Address

If you and other residents at your mailing address own shares of our common stock through a broker or other nominee, you may have elected to receive only one copy of this proxy statement and our fiscal year 2017 Annual Report. If you and other residents at your mailing address own shares of our common stock in your own names, you may have received only one copy of this proxy statement and our fiscal year 2017 Annual Report, unless you provided our transfer agent with contrary instructions.

This practice, known as “householding,” is designed to reduce our printing and postage costs. You may promptly obtain an additional copy of this proxy statement, enclosed proxy card and our fiscal year 2017 Annual Report by sending a written request to Exa Corporation, attention Richard F. Gilbody, Chief Financial Officer, 55 Network Drive, Burlington, Massachusetts 01803, or by calling our investor relations department at (781) 564-0200. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling (800) 542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling (877) 373-6374 or writing to Computershare Investor Services at P.O. BOX 30170, College Station, TX, 77842.

PROPOSAL 1: ELECTION OF DIRECTORS

The first proposal on the agenda for the meeting is the re-election of John J. Shields, III, to serve as a Class II Director.

Our Board of Directors is divided into three classes:

•	Messrs. Fusco, Poduska and Remondi are Class I Directors whose terms end at the annual meeting in 2019;

•	Messrs. Schechter and Shields are Class II Directors whose terms end at the annual meeting in 2017; and

•	Messrs. Burke and Mackie are Class III Directors whose terms end at the annual meeting in 2018.

At each annual meeting of stockholders, a class of Directors is elected for a three-year term to succeed the Directors of the same class whose terms are then expiring. The term of the Class II Director elected at our 2017 Annual Meeting of Stockholders will begin at the meeting and end at our 2020 Annual Meeting of Stockholders, or, if later, when such Director’s successor has been elected and has qualified. There is one nominee for re-election as a Class II Director, and proxies cannot be voted for a greater number of persons than the number of nominees listed.

Mr. Schechter, a Class II Director whose term will expire at the 2017 Annual Meeting, recently advised us on March 15, 2017 that he intends to retire from our Board of Directors, effective as of the 2017 Annual Meeting. Our Nominating and Corporate Governance Committee has not yet identified a candidate to fill the Class II Director vacancy created by Mr. Schechter’s departure.

The following table sets forth certain information as of May 3, 2017 regarding our Class II Director, who has been nominated for re-election, and each other Director who will continue in office following the 2017 Annual Meeting.

Name	Age	Position
Stephen A. Remondi	52	Chief Executive Officer, President, Director
John J. Shields, III (1)	78	Chairman of the Board of Directors
Robert D. Burke (2)	62	Director
Mark Fusco (1)	56	Director
Wayne Mackie (2)(3)	68	Director
John William Poduska, Ph.D. (1)(3)	79	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Corporate Governance Committee

Stephen A. Remondi co-founded Exa Corporation in 1991 and has held the positions of Chief Executive Officer and President since 1999. Prior to 1999, Mr. Remondi held numerous positions within Exa, including Vice President of Applications Development and Business Development. In that role, Mr. Remondi was responsible for the development of the PowerFLOW product and management of Exa’s strategic customer partnerships. Prior to founding Exa, Mr. Remondi held various engineering and engineering management positions at Alliant Computer Systems Corporation and Data General Corporation. Mr. Remondi has a B.S. in Electrical and Computer Engineering from Tufts University and an M.B.A. from Bentley College. We believe that Mr. Remondi’s educational background in engineering and management, his professional experience as an engineer and executive, and his extensive knowledge of our company’s history and culture, its products, technology and personnel, and its markets and customers, qualify him to serve as a member of our Board of Directors.

John J. Shields, III has served as a member of our Board of Directors since 1996 and our Chairman since 1999. Mr. Shields has served as a general partner of Boston Capital Ventures since 1997. Prior to assuming that position, Mr. Shields was the President and Chief Executive Officer of Computervision Corporation, formerly Prime Computer, Inc., a provider of computer aided design and manufacturing software that was acquired by PTC Inc. in 2001. Mr. Shields joined Computervision in January 1990 after 28 years at Digital Equipment Corporation where his last position was Senior Vice President responsible for sales, services, marketing and international organizations. Mr. Shields was a member of Digital Equipment Corporation’s Executive Committee and Chairman of its Marketing and Sales Strategy Committee. We believe that Mr. Shields’ many years of service as a chief executive officer and senior executive in a variety of roles in the computer software and hardware industries and his experience as an investor qualify him to serve as a member of our Board of Directors.

Robert D. Burke has served as a member of our Board of Directors since June 2014. Since August 2011, Mr. Burke has served as a Venture Partner at Technology Crossover Ventures. Prior to joining Technology Crossover Ventures, Mr. Burke was the Chief Executive Officer, President and a member of the Board of Directors of Art Technology Group, Inc., a publicly traded e-commerce software development company, from December 2002 until that company’s sale to Oracle Corporation in January 2011. Prior to his tenure at Art Technology Group, Mr. Burke held executive management positions at Digital Equipment Corporation, ePresence (formally Banyan Systems), and Quidnunc. Mr. Burke also currently serves on the Boards of Directors of TechTarget, Inc., a publicly traded provider of online content and brand advertising for information technology products and services, and Sitecore Corporation A/S, a Denmark-based provider of web content management and marketing solutions. We believe that Mr. Burke’s significant leadership experience as an officer and director of other public companies in the technology industry qualifies him to serve as a member of our Board of Directors.

Mark Fusco has served as a member of our Board of Directors since August 2015. Prior to joining Exa, Mr. Fusco held multiple executive leadership positions, including the position of President and Chief Executive Officer at Aspen Technology, Inc., a provider of simulation software and services for companies in process industries to optimize their engineering, manufacturing and supply chains. Prior to Aspen, Mr. Fusco held executive management positions at Ajilon Consulting and Software Quality Partners. He is currently a member of the Board of Directors of Black Duck Software, Inc., Viewpoint, Inc., and Vertafore, Inc. In addition, Mr. Fusco is a Senior Advisor at Bain Capital Partners. Mr. Fusco holds a B.A. from Harvard College and an M.B.A. from Harvard Business School. We believe that Mr. Fusco’s significant executive management, operational and board experience in the simulation and software industries qualifies him to serve as a member of our Board of Directors.

Wayne Mackie has served as a member of our Board of Directors since February 2008. Until July 2015, Mr. Mackie served as the Vice President of CRA International, Inc., a publicly traded worldwide economic, financial, and management consulting services firm. Prior to assuming that position, Mr. Mackie served as Executive Vice President, Treasurer and Chief Financial Officer of CRA International, Inc., from 2005 to November 2014. Mr. Mackie was a member of the Board of Directors and Audit Committee of Novell, Inc. from 2003 until 2005. From 1972 through December 2002, Mr. Mackie was an employee of and, effective in 1983, a partner with Arthur Andersen LLP, where he specialized in software and high technology industry clients. After leaving Arthur Andersen, Mr. Mackie served as a consultant to a number of organizations. Mr. Mackie received a Master’s degree from the Wharton School of the University of Pennsylvania and a Bachelor’s degree from Babson College, and is a certified public accountant. Mr. Mackie is currently a Trustee and former member of the Board of Directors, Compensation Committee and Chairman of the Audit Committee for the Massachusetts Eye and Ear Infirmary. We believe that Mr. Mackie’s training as a certified public accountant, his background as a partner of a registered independent public accounting firm and as a senior financial executive and his experience as a director of another public company qualify him to serve as a member of our Board of Directors.

Dr. John William Poduska has served as a member of our Board of Directors since 1994. Dr. Poduska was the Chairman of Advanced Visual Systems Inc., a provider of visualization software, from January 1992 to

December 2001. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska served as Chairman and Chief Executive Officer of Stellar Computer Inc., a computer manufacturer he founded which is the predecessor of Stardent Computer Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer, Inc. Dr. Poduska also served as a Director of Novell, Inc. until 2011 and of Anadarko Petroleum Corporation and Safeguard Scientifics, Inc. until 2009. Dr. Poduska holds a Sc.D. from MIT and an Honorary Doctorate of Humane Letters from Lowell University. We believe that Dr. Poduska’s scientific background, his many years of service as a founder and senior executive in the computer hardware industry and his experience as a director of other public companies qualify him to serve as a member of our Board of Directors.

If for any reason the nominee becomes unavailable for election, the persons designated in the proxy card may vote the shares represented by proxy for the election of a substitute nominated by the Board of Directors. Mr. Shields has consented to serve as a Director if elected, and we currently have no reason to believe that he will be unable to serve.

The nominee receiving the greatest numbers of votes cast will be elected as a Class II Director. Brokers may not vote shares they hold for you in the election of Directors, unless they receive timely voting instructions from you. We will not count votes withheld or broker non-votes as having been cast for the election of a Director.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RE-ELECTION OF MR. SHIELDS AS A CLASS II DIRECTOR.

PROPOSAL 2: APPROVAL OF 2017 STOCK INCENTIVE PLAN

Introduction

Our Board of Directors has adopted and is seeking stockholder approval of our new 2017 Stock Incentive Plan in the form set forth as Appendix A to this proxy statement, which we refer to as our 2017 Stock Incentive Plan. Following the approval by our stockholders of the 2017 Stock Incentive Plan we will cease making awards under our Amended and Restated 2011 Stock Incentive Plan, which we refer to as the Prior Plan. The total number of shares available for issuance under the 2017 Stock Incentive Plan will equal 1,400,000, plus (i) the number of shares under the Prior Plan that remain available for grant and (ii) an additional number of shares equal to (A) the number of shares subject to awards granted under the Prior Plan that are, following the effectiveness of the 2017 Stock Incentive Plan, forfeited, cancelled, settled without the issuance of stock, or otherwise terminated (other than by exercise), (B) shares issued pursuant to any unvested award that we reacquire at not more than the grantee’s purchase price, and (C) shares of stock that are tendered to us or withheld by us in satisfaction of the exercise price of an option granted under the Prior Plan or satisfaction of tax withholding obligations with respect to any award granted under the Prior Plan.

Of the 1,769,230 shares of common stock authorized for issuance under the Prior Plan, only 78,532 shares remained available for future grants or awards as of April 25, 2017 and 1,588,785 shares are reserved for issuance pursuant to outstanding awards.

Other than to increase the number of shares of common stock available for issuance, the primary difference between the 2017 Stock Incentive Plan and the Prior Plan are:

•	to provide that any dividends payable with respect to an award that is subject to vesting shall be subject to the same vesting provisions; and

•	to update the provisions of the 2017 Stock Incentive Plan that govern awards to residents of France; and

•

to increase the maximum value of awards that may be granted to our non-employee directors, but to provide that such maximum will apply to both the value of equity awards and cash compensation paid to the directors.

Our Board of Directors recommends the approval of the 2017 Stock Incentive Plan to enable us to continue to provide competitive compensation to attract and retain talented personnel. The Board of Directors believes that stock options and other forms of equity compensation, along with cash based performance awards, promote growth and provide a meaningful incentive to employees of successful companies. We anticipate that this Plan will provide sufficient shares to meet these objectives for a multi-year period based on the demands and growth of the organization. We also expect that they will be granted in the form of stock options and restricted stock units, on both time and performance based vesting models.

As of April 25, 2017 there were 14,909,241 shares of our common stock outstanding. The additional 1,400,000 shares of common stock that will become available for grant under the 2017 Stock Incentive Plan over those authorized under the Prior Plan will result in additional potential dilution of our outstanding stock, to the extent that stock-based awards are granted under the 2017 Stock Incentive Plan and shares of common stock are issued upon the vesting or exercise of such awards. Based solely on the closing price of our common stock on April 25, 2017 of $13.55 per share, the aggregate market value of the additional 1,400,000 shares of common stock to be reserved for issuance under the 2017 Stock Incentive Plan would be $19.0 million.

The following is a summary of the material terms of the 2017 Stock Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the 2017 Stock Incentive Plan.

General. The total number of shares of common stock reserved for issuance under the 2017 Stock Incentive Plan is 1,400,000, together with (i) the number of shares under the Amended and Restated 2011 Stock Incentive

Plan (the “Prior Plan”) that remain available for grant plus (ii) an additional number of shares equal to (A) the number of shares subject to awards granted under the Prior Plan that are, following the effectiveness of the 2017 Stock Incentive Plan, forfeited, cancelled, settled without the issuance of stock, or otherwise terminated (other than by exercise), (B) shares issued pursuant to any unvested award that we reacquire at not more than the grantee’s purchase price, and (C) shares of stock that are tendered to us or withheld by us in satisfaction of the exercise price of an option granted under the Prior Plan or satisfaction of tax withholding obligations with respect to any award granted under the Prior Plan. Upon the effectiveness of the 2017 Stock Incentive Plan, no further grants will be made under the Prior Plan. Any shares that may be issued under the 2017 Stock Incentive Plan to any person pursuant to an award are counted against this limit as one share for every one share granted. In no event may any person be granted awards under the 2017 Stock Incentive Plan in any calendar year with respect to more than 500,000 shares of our common stock or cash-based performance awards with an aggregate maximum payment value in excess of $5.0 million. Awards under the 2017 Stock Incentive Plan may be granted in substitution for stock and stock-based awards held by employees of another corporation who concurrently become our employees as a result of a merger, acquisition or consolidation. These substitute awards be granted on such terms and conditions as the compensation committee of our Board of Directors considers appropriate in the circumstances. Substitute awards will not count against the number of shares available for issuance under the 2017 Stock Incentive Plan.

Awards to directors. The maximum number of shares subject to awards granted during a single calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during such calendar year in respect of the non-employee director’s service as a member of our Board of Directors during the calendar year (including service as a member or chair of any committees of our Board of Directors), may not exceed $500,000 in total value (based on the grant date fair value of those awards for financial reporting purposes). Shares or other equity granted in lieu of cash compensation will not count toward this limit. The Board of Directors may make exceptions to this limit for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for other individual non-employee directors, as the Board of Directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Purposes. The purpose of the 2017 Stock Incentive Plan is to encourage and enable our officers and employees and other persons providing services to us and our subsidiaries to acquire an equity interest in our business. We believe that providing such persons with an ownership opportunity will provide more effective alignment with the interests of our shareholders, and increase long term retention.

Administration. Our 2017 Stock Incentive Plan is administered by the compensation committee of our Board of Directors. The compensation committee is comprised of individuals who are “non-employee directors” for purposes of United States federal securities laws, qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, and are “independent directors” pursuant to the compensation committee’s charter. Subject to the terms of our 2017 Stock Incentive Plan, the compensation committee may determine the types of awards and the terms and conditions of such awards, interpret provisions of our 2017 Stock Incentive Plan and select participants to receive awards. The compensation committee, in its discretion, may delegate to our Chief Executive Officer all or part of the committee’s authority and duties with respect to granting awards under the plan to individuals who are not directors or executive officers of the company. Each member of our Board of Directors or compensation committee, and any delegate thereof, is entitled to be indemnified by us for any claim, loss, damage or expense (including reasonable attorney’s fees) arising from any act, omission, interpretation, construction or determination made in good faith in connection with the 2017 Stock Incentive Plan.

Source of shares. The shares of common stock issued or to be issued under our 2017 Stock Incentive Plan consist of authorized but unissued shares, treasury shares and shares that we have reacquired. Shares of common stock underlying any awards issued under the 2017 Stock Incentive Plan (or the Prior Plan) that are forfeited, cancelled, reacquired by us or otherwise terminated (other than by exercise) and shares of common stock issued pursuant to any unvested award that are reacquired by us at not more than the grantee’s purchase price shall be added back to the shares of common stock with respect to which awards may be granted under the 2017 Stock Incentive Plan. Any shares of common stock withheld to pay the exercise price of a stock option or for tax withholding purposes upon the exercise or vesting of an award shall not count against the total number shares available for issuance under the 2017 Stock Incentive Plan.

Eligibility. Awards may be granted under the 2017 Stock Incentive Plan to our and our subsidiaries’ officers, directors and employees and to consultants and advisers to us and our subsidiaries. As of April 25, 2017, approximately 402 employees and directors were eligible to receive awards under the 2017 Stock Incentive Plan. This includes our named executive officers who are currently employed by us and our non-employee directors who are nominated for re-election at, or will otherwise continue in office following, the 2017 Annual Meeting. The granting of awards under the 2017 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Amendment or termination of our stock incentive plan. Our Board of Directors may terminate or amend the 2017 Stock Incentive Plan at any time. No amendment or termination may materially adversely impair the rights of grantees with respect to outstanding awards without the affected participant’s consent to such amendment. In addition, an amendment will be contingent on approval of our stockholders to the extent required by law. Our 2017 Stock Incentive Plan prohibits any amendment to an option or stock appreciation right so as to directly or indirectly reduce its initial exercise price, any cancellation and replacement of an option or stock appreciation right with a new award having a lower exercise or grant price, and any cancellation for cash or securities of any stock option or stock appreciation right with an exercise price greater than the then-current fair market value, in each case without the prior approval of our stockholders.

Unless terminated earlier, our 2017 Stock Incentive Plan will terminate in 2027, but will continue to govern unexpired awards. If the 2017 Stock Incentive Plan is further amended in a manner which is required by the Internal Revenue Code to be approved by our stockholders, the plan will terminate on the tenth anniversary of the earlier of the approval of such amendment by our Board of Directors or our stockholders.

Options. Our 2017 Stock Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as “incentive stock options” under the Code, and options that do not qualify as incentive stock options, which are referred to as non-qualified stock options. We may grant non-qualified stock options to our employees, directors, officers, consultants or advisors in the discretion of our Board of Directors. Incentive stock options will only be granted to our employees.

The exercise price of each incentive stock option may not be less than 100% of the fair market value of shares of our common stock on the date of grant (except in the case of substitute awards). If we grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of shares of our common stock on the date of grant. The exercise price of any non-qualified stock option will be determined by our Board of Directors and may not be less than the fair market value of shares of our common stock.

The term of each option may not exceed 10 years from the date of grant, provided, however that if the termination date of a non-statutory stock option occurs during a period when trading in our common stock is prohibited by law or our blackout policy, the term of that option will automatically be extended to the 30th day following the expiration of the prohibition. The compensation committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the compensation committee of our Board of Directors. The exercise price of an option may not be amended or modified after the grant of the option.

In general, an optionee may pay the exercise price of an option by cash or, if so provided in the applicable option agreement, by tendering shares of our common stock, by a “cashless exercise” through a broker supported by an irrevocable and unconditional undertaking by such broker to deliver sufficient funds to pay the applicable exercise price, by reducing the number of shares otherwise issuable to the optionee upon exercise of the option by a number of shares having a fair market value equal to the aggregate exercise price of the options being exercised, or by any combination of these forms of payment.

Options granted under our 2017 Stock Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options without consideration.

Stock appreciation rights. Stock appreciation rights entitle the recipient to receive, upon exercise of the stock appreciation right, a number of shares of common stock or, alternatively, a cash payment or combination of shares and cash, having an aggregate fair market value equal to the product of (a) the excess of the fair market value (as of the exercise date) over the exercise price per share of common stock specified in the stock appreciation right, multiplied by (b) the number of shares of common stock subject to the stock appreciation rights. Stock appreciation rights may be subject to vesting or other restrictions determined by our compensation committee.

Except in the case of substitute awards, the exercise price of a stock appreciation right may not be less than 100% of the fair market value of shares of our common stock on the date of grant or, if applicable, on the date of grant of a stock option with respect to a stock appreciation right granted in exchange for, but subsequent to, the stock option. In no event may the term of a stock appreciation right exceed 10 years.

No stock appreciation right shall be transferable without the approval by the compensation committee, other than by will or by the laws of descent and distribution and, to the extent the compensation committee permits a participant to transfer a stock appreciation right, such transfer shall be for no consideration.

Restricted stock awards. Restricted stock awards consist of shares of common stock that are subject to vesting restrictions. Shares subject to restricted stock awards may be issued for a purchase price or at no cost, subject to vesting restrictions. In the event that the employment of any recipient of a restricted stock award by us or any of our subsidiaries is terminated, any restricted stock awards that have not then vested may, if so provided in the applicable award agreement, be repurchased by us at the price specified in such agreement and otherwise shall automatically be forfeited to us.

Restricted stock awards may have restrictions that lapse based upon length of service of the recipient or based upon the attainment of performance goals. Unless otherwise specified in the agreement governing the restricted stock award, all shares subject to the restricted stock award shall be entitled to vote and shall receive dividends during the periods of restriction, provided, however, that any dividends declared during a period in which the restricted stock award is unvested will be subject to the restrictions described below under “Dividends and Dividend Equivalent Rights on Unvested Awards.”

Unrestricted stock awards. Unrestricted stock awards consist of shares of common stock free from any restrictions under the 2017 Stock Incentive Plan. Unrestricted stock awards may be granted in respect of past services or for a purchase price that is determined by the compensation committee.

Restricted stock units. Restricted stock units entitle the recipient to acquire shares of common stock pursuant to certain terms and conditions, or in the discretion of the compensation committee, a cash payment in lieu of shares of stock. The compensation committee determines the terms, conditions and restrictions, including vesting, if any, related to award of restricted stock units, including the number of shares of common stock that the recipient shall be entitled to receive or purchase, the price to be paid, if any, and all other limitations and conditions applicable to the restricted stock units.

Performance awards. Performance awards entitle the recipient to acquire cash, stock-based awards or shares of common stock upon the attainment of specified performance goals. Stock-based performance awards may take the form of restricted stock awards, restricted stock units, or other stock-based awards.

At the time that a performance award is granted, the compensation committee will establish performance goals for the award. The compensation committee will define the manner of calculating the criteria for each performance goal. The performance goals may be expressed in terms of overall company performance or the performance of a division, business unit, or an individual. The compensation committee, in its discretion, may adjust or modify the calculation of performance goals in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual, infrequently occurring or nonrecurring events affecting us or our financial statements, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided however, that the compensation committee may not exercise such discretion in a manner that would increase the value of a performance award.

Each performance award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance goals (including a threshold level of performance below which no amount will become payable with respect to the performance award).

Following the completion of the performance period for a performance award, the compensation committee will review and certify in writing whether, and to what extent, the performance goals for that period have been achieved and, if achieved, shall calculate and certify in writing the amount of the performance awards earned in the period. The compensation committee may reduce (but not increase) or eliminate the amount of the performance award for an employee if, in its sole judgment, such reduction or elimination is appropriate.

The performance goals applicable to each performance award shall relate to one or more of the following: (i) our stock price, (ii) our market share, (iii) our sales, (iv) our revenue, (v) our return on equity, assets or capital, (vi) our economic profit (economic value added), (vii) our total shareholder return, (viii) our costs, (ix) our expenses, (x) our margins, (xi) our earnings (including EBITDA) or earnings per share, (xii) our cash flow (including adjusted operating cash flow) (xiii) our operating profit, (xiv) our net income, (xv) performance milestones or (xvi) any combination of the foregoing, any of which may be measured either in absolute terms or as an incremental change or as compared to results of a peer group or market index.

Other stock-based awards. In addition to the awards described above, the compensation committee may grant other stock-based awards under the 2017 Stock Incentive Plan to any eligible person that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock. Other stock-based awards may be granted independent of or in connection with the granting of any other award under the 2017 Stock Incentive Plan.

Dividend equivalent rights. Dividend equivalent rights entitle the recipient to receive credits based on cash dividends that would be paid on the number of shares of common stock specified therein if those shares were held of record by the recipient. A dividend equivalent right may be granted as a component of another award, other than a stock option or stock appreciation right, and may be settled in cash, shares of common stock or both. Dividends and dividend equivalent rights will not be paid with respect to options or stock appreciation rights in any case. Payments on dividend equivalent rights granted in connection with a performance award are deferred until, and conditioned upon, the attainment of the applicable performance goals and such other factors or criteria as the compensation committee may determine in its sole discretion.

Dividends and Dividend Equivalent Rights on Unvested Awards. Any dividends resulting from dividend equivalent rights that are declared when the underlying award is unvested will either not be paid or credited with respect to that award, or will accumulate but remain subject to the same vesting requirements as the underlying award and will only be paid when those vesting requirements are satisfied.

Adjustments for share dividends and similar events. We will make appropriate adjustments in outstanding awards and the number of shares available for issuance under our stock incentive plan, including the individual limitations on awards, to reflect share dividends, share splits, spin-offs and other similar events.

Effect of a change in control. Upon the occurrence of a “change of control” (as defined in the 2017 Stock Incentive Plan), unless otherwise provided in an award agreement or another agreement between us and the holder of the award, each holder of an outstanding stock option, restricted stock award, restricted stock unit, performance award or other stock-based award will be entitled, upon exercise of the award, to receive, in lieu of shares of our common stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of our common stock receive in connection with the change of control. In addition to or in lieu of the foregoing, our compensation committee may:

•

accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired stock option, stock appreciation right, restricted stock award, restricted stock unit, performance award or other stock-based awards made under the 2017 Stock Incentive Plan, effective upon a date prior or subsequent to the effective date of such change of control;

•

provide for a cash payment to be made to each holder of an outstanding stock option equal to the difference between (a) the fair market value of the per share consideration (whether cash, securities or other property or any combination of the above) the holder of a share of common stock would receive upon consummation of the change of control, which we refer to as the merger price, times the number of shares subject to the outstanding option to the extent then exercisable (or, in full, if the compensation committee shall have accelerated the time for exercise) and (b) the aggregate exercise price of all outstanding options, in exchange for the termination of such options; or

•

provide that each outstanding stock option, stock appreciation right, restricted stock award, restricted stock unit, performance award and other stock-based award will be cancelled as of the effective date of the change of control, provided that (a) prior written notice of such cancellation shall be given to each holder of such award and (b) each holder of such an award shall have the right to exercise such award to the extent that the same is then exercisable or, in full, if the compensation committee accelerates the time for exercise of all such unexercised and unexpired options.

Non-United States Participants. The Committee may grant awards to persons employed or performing services outside of the United States, provided, however, that no awards will be granted that would violate the Exchange Act, the Internal Revenue Code, any securities law, governing statute or applicable law.

Material Federal Income Tax Consequences

The following discussion describes the material federal income tax consequences of transactions under the 2017 Stock Incentive Plan. It does not describe all federal tax consequences under the 2017 Stock Incentive Plan, nor does it describe state, local or foreign tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and we will not have a deduction for federal corporate income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, a “disqualifying disposition” occurs, and generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and we will be entitled to deduct such amount. If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, or one year in the case of termination of employment by reason of disability. In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Statutory Options. With respect to non-statutory options under the 2017 Stock Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally,

•

at exercise, ordinary income is realized by the optionee in an amount equal to the excess of the fair market value of the shares of our common stock acquired upon exercise over the aggregate exercise price for such shares on the date of exercise, and we receive a tax deduction for the same amount, and

•

at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held.

Stock Appreciation Rights. The grantee of a stock appreciation right recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a stock appreciation right, the grantee will recognize as ordinary income the difference between the fair market value of our common stock on the date of exercise and the exercise price of the stock appreciation right, multiplied by the number of shares of common stock subject to the stock appreciation right. If the grantee of a stock appreciation right does not exercise such right, the grantee will recognize as ordinary income the excess of the fair market value of our common stock on the last day of the term of the stock appreciation right over the exercise price of the stock appreciation right, if any, multiplied by the number of shares of common stock subject to the stock appreciation right.

Restricted and Unrestricted Stock Awards. The grantee of a restricted stock award recognizes no income for federal income tax purposes upon the receipt of common stock pursuant to that award, unless, as described below, the grantee otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the grantee holds the shares for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture).

Alternatively, the grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Internal Revenue Code, within 30 days of the acquisition of common stock pursuant to the restricted stock award, to include in gross income as ordinary income for the year in which the common stock is received, the fair market value of the common stock on the date it is received less the amount, if any, the grantee paid for such stock. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received). Grantees of restricted stock awards are advised to consult their own tax advisors with regard to elections pursuant to Section 83(b) of the Internal Revenue Code.

Upon receipt of common stock pursuant to an unrestricted stock award, the grantee will recognize as ordinary income the difference between the fair market value of the common stock less the amount, if any, the grantee paid for such stock. The grantee’s basis in such shares will be equal to the fair market value of the shares on the date of receipt, and this basis will be used in determining any capital gain or loss upon a subsequent disposition of the shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received).

Subject to certain limitations, we may deduct an amount equal to the amount recognized by the grantee of a restricted or unrestricted stock award as ordinary income for the year in which such income is recognized.

Restricted Stock Units. The grantee of a restricted stock unit recognizes no income for federal income tax purposes on the grant thereof. Upon the receipt of common stock or a cash payment in lieu of shares of stock pursuant to a restricted stock unit, the federal income tax laws applicable to restricted stock awards, described above, will apply to the extent that payment is made in stock that is restricted stock, and the federal income tax laws applicable to unrestricted stock awards, described above, will apply to the extent that the payment is made in cash or in stock that is unrestricted common stock.

Subject to certain limitations, we may deduct an amount equal to the amount recognized by the grantee of a restricted stock unit as ordinary income for the year in which such income is recognized.

Performance Awards. The federal income tax laws applicable to stock-based performance awards are the same as those applicable to the form of award underlying the performance award.

Dividend Equivalent Rights. There generally will be no tax consequences as a result of the award of a dividend equivalent right. When payment is made, the holder of the dividend equivalent right generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

Parachute Payments. The vesting or exercisability of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in Section 280G of the Internal Revenue Code. In addition, any payments with respect to an option or other award that was granted within the one year period prior to a change of control may also be treated as such parachute payments. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment in addition to other taxes ordinarily payable.

Limitation on our Deductions. As a result of Section 162(m) of the Internal Revenue Code, our deduction for certain awards under the 2017 Stock Incentive Plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year, other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code.

Approval of the 2017 Stock Incentive Plan requires the affirmative vote of a majority of votes cast. Brokers may not vote shares they hold for you with respect to the approval of the 2017 Stock Incentive Plan, unless they receive timely voting instructions from you. We will not count abstentions and broker non-votes as having been cast for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2017 STOCK INCENTIVE PLAN.

PROPOSAL 3: APPROVAL OF FRENCH SUB-PLAN OF THE 2017 STOCK INCENTIVE PLAN

Introduction

Our Board of Directors has adopted and is seeking stockholder approval of the French Sub-plan of our 2017 Stock Incentive Plan in the form set forth as Appendix B to this proxy statement. The French Sub-plan operates under the 2017 Stock Incentive Plan. Approval of the French Sub-plan is contingent upon stockholder approval of our 2017 Stock Incentive Plan.

The Company and our subsidiaries employee individuals who are subject to taxation or the social security scheme under French law. The French Sub-plan is intended to govern awards made to such individuals.

General. Awards granted to eligible persons who are French resident taxpayers and/or subject to the French social security scheme will be further governed by the French Sub-plan. The purpose of the French Sub-plan is to provide favorable income tax and social security tax treatment under French law. In the event of any conflicts between our 2017 Stock Incentive Plan and French Sub-plan, the provisions of the French Sub-plan will control with respect to any French awards. The French Sub-plan will become effective upon its approval by our stockholders.

Limitations on French Awards. Under the French Sub-plan, no French awardee may receive an award if such person holds, or would hold as a result of the award, more than 10% of our outstanding shares of common stock. Any settlement of French restricted stock units shall only be in shares, not in cash. Holders of French restricted stock units or option awards shall not have any rights as a shareholder until shares are issued under such awards.

Vesting Periods. Except upon a French awardee’s disability or death, no portion of any restricted stock award or restricted stock unit granted to French awardees may vest earlier than one year after the date the award is granted. In the event of the termination of a French awardee’s employment by us due to disability or death, any awards held by the French awardee will immediately become 100% vested, provided that if the agreement governing a French award provides that vesting for the award is subject to performance conditions, the vesting will remain governed by the agreement. In the event of a French awardee’s disability or death, we will issue within six months any remaining shares that have not been issued pursuant to an outstanding award agreement to the awardee or his or her heirs in the case of death.

Holding Periods for French awards. For a period of at least one year following each vesting date applicable to a French award, the recipient of that award may not sell or loan (i) in the case of a restricted stock award or RSU award, any shares issued upon the vesting on such vesting date of the applicable award, or (ii) in the case of an option award, any shares acquired upon the exercise of the portion of option that vested on that vesting date. This holding period will not apply to awards held by a French awardee whose employment by us terminated due to his or her disability or death or any shares delivered on or following the second anniversary of the date of grant of the applicable French award.

Restrictions on sale; Blackout periods. Following the expiration of any required holding period, shares may not be sold during the following black-out periods: (i) the ten trading days preceding and three trading days following the date on which our accounts are made public, (ii) between when the Board of Directors is aware of information that could have a significant impact on the share price if made public and the tenth trading session after such information is made public, and (iii) at any time when the holder of the shares has non-public material information about us and the sale would violate applicable securities laws in the United States or France.

Awards to officers or directors. For any French award granted to any of our officers or directors, the compensation committee must set a number of shares, which may be all, some or none of the shares subject to the award, that the officer or director will be prohibited from selling prior to their termination or resignation as an officer or director.

Approval of the French Sub-plan of the 2017 Stock Incentive Plan requires the affirmative vote of a majority of votes cast. Brokers may not vote shares they hold for you with respect to the approval of the French Sub-plan of the 2017 Stock Incentive Plan, unless they receive timely voting instructions from you. We will not count abstentions and broker non-votes as having been cast for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE FRENCH SUB-PLAN OF THE 2017 STOCK INCENTIVE PLAN.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm and audited our consolidated financial statements for the fiscal year ended January 31, 2017. Our Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for our fiscal year ending January 31, 2018.

Our Audit Committee is responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our Audit Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Exa and our stockholders.

In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will not count abstentions or broker non-votes as votes cast.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

Our Board of Directors is divided into three classes. At each annual meeting of stockholders, a class of Directors is elected for a three-year term to succeed the Directors of the same class whose terms are then expiring. Mr. Shields, our nominee for Director, is independent within the meaning of the applicable rules of The NASDAQ Stock Market.

Our Chief Executive Officer is responsible for setting the strategic direction for our company and the day to day leadership and performance of the company, while our Chairman, who is not an executive officer, sets the agenda for Board meetings, facilitates communications between the Board and the Chief Executive Officer and discussion among the independent Directors and presides over meetings of the Board and stockholders. Our independent Directors meet in executive session on a regular basis, without management present, with our Chairman presiding.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines which may be found through the Investor Relations page of our website at www.exa.com.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, which are the only standing committees of the Board of Directors. The charter of each of our standing committees may be found through the Investor Relations page of our website at www.exa.com.

Audit Committee. The current members of our Audit Committee are Mr. Mackie, who serves as Chairman, Mr. Burke and Mr. Schechter, each of whom satisfies the NASDAQ Stock Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act. Each of the members of our Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and the NASDAQ Stock Market. The Board of Directors has determined that Mr. Mackie qualifies as an “audit committee financial expert,” as defined by applicable rules of the NASDAQ Stock Market and the SEC. The Audit Committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee establishes and implements policies and procedures for the pre-approval of all audit services and all permissible non-audit services provided by our independent registered public accounting firm and reviews and approves any related party transactions entered into by us. During our fiscal year ended January 31, 2017, our Audit Committee met in person or by telephone five times.

Compensation Committee. The current members of our Compensation Committee are Dr. Poduska, who serves as Chairman, Mr. Shields, and Mr. Fusco, who was appointed to the Compensation Committee in March 2016, each of whom satisfies the heightened NASDAQ Stock Market independence standards relating to service on a compensation committee. The Compensation Committee:

•	approves the compensation and benefits of our executive officers;

•	reviews and makes recommendations to the Board of Directors regarding benefit plans and programs for employee compensation; and

•	administers our equity compensation plans.

During our fiscal year ended January 31, 2017, our Compensation Committee met in person or by telephone five times.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Mr. Schechter, who serves as Chairman, Mr. Mackie and Dr. Poduska, each of whom is an independent Director. The Nominating and Corporate Governance Committee:

•	identifies individuals qualified to become Board members;

•	recommends to the Board of Directors nominations of persons to be elected to the Board; and

•	advises the Board regarding appropriate corporate governance policies and assists the Board in achieving them.

During our fiscal year ended January 31, 2017, our Nominating and Corporate Governance Committee met in person or by telephone once.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended January 31, 2017, the members of our Compensation Committee were Dr. Poduska and Mr. Shields. No member of our Compensation Committee has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a Director or member of the Compensation Committee of another entity in a case where an executive officer of such other entity serves as a Director of ours or a member of our Compensation Committee.

Director Compensation

Mr. Remondi, who is employed by us as our Chief Executive Officer and President, receives no separate compensation for his services as a Director.

Our Board of Directors has established a Director compensation program for our non-employee Directors. Under the program, each of our non-employee Directors receives cash fees as follows:

•	an annual cash fee in the amount of $35,000;

•	the Chairman of the Board receives an additional annual cash fee in the amount of $35,000;

•

the chairperson of each of our Board committees receives an additional annual cash fee as follows: Audit Committee Chair, $10,000; Compensation Committee Chair, $7,000; and Nominating and Corporate Governance Committee Chair, $5,000;

•	each other member of the Audit Committee receives an additional annual cash fee of $2,500; and

•	each Director receives an additional cash fee of $1,000 for each Board or committee meeting attended.

The cash fees described above are paid quarterly in arrears. Non-employee Directors are also reimbursed upon request for travel and other out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and of committees on which they serve.

In addition to the cash fees described above, each non-employee Director receives annual equity grants with an aggregate grant date fair market value of $75,000 in the form of restricted stock units. The restricted stock units vest on the earlier of the first anniversary of the date of grant or the first annual meeting of stockholders occurring following the date of grant.

The following table provides information concerning the compensation earned by or paid in cash to each person, other than Mr. Remondi, who served as a member of our Board of Directors during fiscal year 2017. See “Executive Compensation” for a discussion of the compensation of Mr. Remondi.

Director Compensation

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Total ($)
John J. Shields, III	$81,000	$74,993	(4)	$—		$155,993
John William Poduska	$54,000	$74,993	(4)	$—		$128,993
Wayne Mackie	$56,000	$74,993	(4)	$—		$130,993
Robert Schechter	$53,500	$74,993	(4)	$—		$128,493
Robert D. Burke	$47,500	$74,993	(4)	$—	(5)	$122,493
Mark Fusco	$43,000	$74,993	(4)	$—	(6)	$117,993

(1)	Represents amount paid during fiscal year 2017, including amounts earned but not paid in prior fiscal years.
(2)	These amounts represent the aggregate grant date fair value of restricted stock units issued during fiscal year 2017, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718, excluding estimated forfeitures. Under ASC Topic 718, the grant date fair value of each restricted stock unit is equal to the closing price of one share of our common stock on the date of grant.
(3)	Amount represents the aggregate grant date fair value of stock option awards granted during fiscal year 2017, calculated in accordance with ASC Topic 718, excluding estimated forfeitures. See Note 10 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Represents 6,097 restricted stock units that were unvested as of January 31, 2017.
(5)	Mr. Burke did not receive option awards during fiscal year 2017, but he holds a non-qualified stock option, which was unvested with respect to 5,769 shares as of January 31, 2017.
(6)	Mr. Fusco did not receive option awards during fiscal year 2017, but he holds a non-qualified stock option, which was unvested with respect to 10,577 shares as of January 31, 2017.

Board Role in Risk Oversight

Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is facilitated by management’s reporting to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. We believe that our Board’s ability to discharge its risk oversight is enhanced by the service of our Chief Executive Officer as a Director.

The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below:

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan and three-year strategic plan; litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; operational risk related to our information technology, or IT, systems; and senior management succession planning.

Audit Committee	Risks and exposures associated with financial matters, particularly the selection and engagement of our independent auditor, financial reporting, tax, accounting, disclosure and internal control over financial reporting; risks related to the staffing and skill levels of the personnel in our finance organization; risks related to the integrity from a financial reporting point of view of our IT systems; financial policies and investment guidelines; and credit and liquidity matters.

Nominating and Corporate Governance Committee	Risks and exposures relating to our corporate governance; and Director succession planning.

Compensation Committee	Risks and exposures associated with compensation programs and arrangements, including incentive plans.

Meetings of the Board of Directors

Our Board of Directors met in person or by telephone nine times and acted twice by unanimous written consent during fiscal year 2017. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board on which he served in fiscal year 2017.

Policy Regarding Board Attendance

Our Directors are expected to attend meetings of the Board of Directors and meetings of committees on which they serve. Our Directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our Board of Directors to attend our annual meetings of stockholders, but we do not have a formal policy requiring them to do so. Each of our Directors then in office attended the 2016 Annual Meeting of Stockholders.

Director Candidates and Selection Process

Our Nominating and Corporate Governance Committee, in consultation with our Chairman of the Board and Chief Executive Officer, is responsible for identifying and reviewing candidates to fill open positions on the Board, including positions arising as a result of the removal, resignation or retirement of any Director, an increase in the size of the Board or otherwise, and recommending to our full Board candidates for nomination for election to the Board. In recommending new Directors, the Committee will consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, diversity, factors relating to the composition of the Board (including its size and structure), and such other factors as the Committee deems to be appropriate. The goal of the Committee is to assemble a Board that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee our business. The Committee is responsible for reviewing from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, sales, financial reporting and other areas that contribute to an effective Board.

The Committee considers diversity, which it views broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race and gender, as one of a number of factors in identifying nominees for Director. The Committee has not adopted any formal policy, guidelines or procedures with respect to the consideration of diversity in the nominating process.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our Nominating and Corporate Governance Committee, c/o Secretary, Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates that it recommends. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting. Any recommendation of a potential Director nominee should also include a statement signed by the proposed nominee expressing a willingness to serve on our Board if elected. As part of this responsibility, the Committee will be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee or imposed by applicable law or listing standards.

Communications with our Board of Directors

Stockholders wishing to communicate with our Board should send correspondence to the attention of the Chairman of the Board, c/o Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. The Chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the full Board or a committee of the Board. The Chairman will review all stockholder correspondence, but the decision to relay that correspondence to the full Board or a committee will rest entirely within his discretion. Our Board believes that this process will suffice to handle the relatively low volume of communications we have historically received from our stockholders. If the volume of communications increases such that this process becomes burdensome to the Chairman, our Board may elect to adopt more elaborate screening procedures.

Code of Ethics

We have adopted a code of business conduct and corporate ethics policy that applies to all of our Directors and employees, including our Chief Executive Officer, Chief Financial Officer and other executive officers. Our code of ethics includes provisions covering conflicts of interest, business gifts and entertainment, outside activities, compliance with laws and regulations, insider trading practices, antitrust laws, payments to government personnel, bribes or kickbacks, corporate record keeping, accounting records, the reporting of illegal or unethical behavior and the reporting of accounting concerns. Any waiver of any provision of the code of ethics granted to an executive officer or Director may only be made by the Board of Directors. The code of ethics is posted under “Company—Investor Relations—Corporate Governance—Governance Overview” on our website at www.exa.com.

Our Management

The following table sets forth information with respect to our executive officers as of April 25, 2017:

Name	Age	Position
Stephen A. Remondi	51	President, Chief Executive Officer, Director
Richard F. Gilbody	57	Chief Financial Officer
Hudong Chen, Ph.D.	60	Senior Vice President, Chief Scientific Officer
Joel F. Dube	49	Vice President, Finance and Principal Accounting Officer
James Hoch	52	Senior Vice President, Software Development
Jean-Paul Roux	53	Senior Vice President, Global Aerospace, European Operations
Suresh Sundaram	51	Senior Vice President, Products and Marketing

Stephen A. Remondi co-founded Exa Corporation in 1991 and has held the positions of Chief Executive Officer and President since 1999. Prior to 1999, Mr. Remondi held numerous positions within Exa, including Vice President of Applications Development and Business Development. In that role, Mr. Remondi was responsible for the development of the PowerFLOW product and management of Exa’s strategic customer partnerships. Prior to founding Exa, Mr. Remondi held various engineering and engineering management positions at Alliant Computer Systems Corporation and Data General Corporation. Mr. Remondi has a B.S. in Electrical & Computer Engineering from Tufts University and an M.B.A. from Bentley College.

Richard F. Gilbody joined Exa in June 2014 and brings over 30 years of finance and operations experience. Prior to joining Exa, Mr. Gilbody served from 2011 to 2013 as Chief Financial Officer, Chief Operating Officer and Board member at Agencyport Software. From 2000 to 2011, Mr. Gilbody held senior finance and operating executive positions at IBM, including Vice President of the Business Analytics Division, and at Cognos Corporation, as President of Cognos Americas and Senior Vice President of Finance and Operations. Mr. Gilbody holds both a B.S. and M.B.A. from Boston College.

Dr. Hudong Chen joined Exa in 1993 and has been our Chief Scientific Officer and Senior Vice President since October 2013, before which he served as our Chief Scientist from 1997 to 2013 and Vice President of Physics from 2000 to 2013. Prior to his tenure at Exa, Dr. Chen was a visiting assistant physics professor at Dartmouth College and a postdoctoral fellow at Los Alamos National Laboratory. Dr. Chen has a Ph.D. in Physics from Dartmouth College, a M.S. in Physics from the College of William and Mary, and a B.S. in Physics from Fudan University in China. Dr. Chen is known for his pioneering work in lattice Boltzmann methods as well as contributions in turbulence and kinetic theory. Dr. Chen has been a Fellow of the American Physical Society since 2000.

Joel F. Dube joined Exa in August 2016 as our Vice President of Finance and Principal Accounting Officer. Prior to joining Exa, Mr. Dube served as the Vice President and Corporate Controller at Juniper Pharmaceuticals, and as Vice President and Corporate Controller at CRA International. Mr. Dube has held various accounting roles in organizations across the technology, manufacturing and public accounting sectors. Mr. Dube holds a B.S. in Business Administration from the University of Massachusetts Lowell and a postgraduate certification in Accountancy from Bentley College, and he is a Certified Public Accountant in New Hampshire.

James Hoch joined Exa in 1993 and has been our Senior Vice President of Software Development since October 2013, before which he served as our Vice President of Software Development from 1999 to 2013. Prior to joining Exa, Mr. Hoch was the lead architect on several research parallel computer systems and related compiler projects at Sandia National Laboratories. Mr. Hoch was also chief architect at Maker Communications, a developer of network communications processors, from October 1998 to July 1999. Mr. Hoch has extensive experience in compiler technology and parallel computing and holds both M.S. and B.S. degrees from Purdue University in Computer and Electrical Engineering.

Jean-Paul Roux joined Exa in 2001 as our Managing Director for Southern and Western Europe. In April 2003 Mr. Roux assumed the position of Vice President of European Operations. Prior to joining Exa, Mr. Roux was Managing Director of Tecnomatix UK, a provider of product lifecycle management software, and its Scandinavian subsidiary. Mr. Roux has extensive experience selling software solutions to engineers in the manufacturing, electronics, automotive, aerospace and off-highway equipment industries. Mr. Roux holds a language degree from Catholic University and a business degree from Ecole Superieure de Commerce in Grenoble, France.

Suresh Sundaram joined Exa in August 2016 as our Senior Vice President of Products and Marketing. Prior to joining Exa, Dr. Sundaram served as Senior Vice President of Products and Market Strategy at Aspen Technology where he worked for over two decades. Dr. Sundaram is a Board member of GSE Systems, Inc. Dr. Sundaram holds a Ph.D. and M.S. in Chemical Engineering from MIT and a B.S. in Chemical Engineering from the Indian Institute of Technology, Bombay.

EXECUTIVE COMPENSATION

The compensation of our executive officers is determined by the Compensation Committee of our Board of Directors, and discussed by the Committee throughout the year. Our formal annual compensation review process generally takes place during the first quarter of each fiscal year, after the results of the previous fiscal year are known. Annual variable compensation and discretionary cash bonuses for the completed fiscal year, if any, and long-term equity-based incentive compensation, if any, are awarded by the Committee on a discretionary basis, generally during the first fiscal quarter, after a review of the previous fiscal year’s results.

Our Compensation Committee is comprised entirely of non-employee Directors, each of whom our Board of Directors has determined is independent within the meaning of the rules of The NASDAQ Stock Market. The members of the Compensation Committee have substantial managerial experience and wide contacts in the computer software and hardware industries and in the broader technology industry, upon which they rely in making their determinations. The Committee also takes into account publicly available information concerning the compensation practices of other companies in the software industry, including information provided by its compensation consultant. This information is used by the Committee informally and primarily for purposes of comparison to ascertain whether our compensation practices for our executive officers are broadly competitive.

Our Chief Executive Officer makes recommendations with regard to the compensation of our executive officers other than himself, which are reviewed by the Compensation Committee. Executive officers do not participate in the process of establishing their own annual compensation.

The Committee does not have a formal benchmarking policy or a practice of establishing the amount of any element of our executive officers’ compensation by reference to a fixed range of percentages or percentiles of the compensation of any peer or comparison group. As a result, the determinations made by the members of our Compensation Committee are guided to a significant degree by their collective judgment and experience. During fiscal year 2017, the Committee retained a compensation consultant, Frederic W. Cook & Co., to assist the Committee in assessing the form and amount of compensation paid to our executives.

During fiscal year 2017, compensation paid to our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive officers as of January 31, 2017, whom we refer to collectively in this proxy statement as our “named executive officers,” consisted primarily of base salary, cash-based incentive compensation, discretionary cash bonuses and equity-based incentive compensation. The amount of cash-based incentive compensation paid to Messrs. Remondi, Gilbody, Roux and Dr. Sundaram was based on the achievement of corporate and personal performance goals related to our fiscal year 2017 revenue, our fiscal year 2017 adjusted EBITDA and the Compensation Committee’s evaluation of the named executive officers’ individual performance during fiscal year 2017. We did not achieve our fiscal year 2017 revenue goal under the cash-based incentive awards and no amounts were paid with respect to that performance goal. Our fiscal year 2017 adjusted EBITDA exceeded the threshold required for payment under the cash-based incentive awards, and as a result, those awards were partially earned and paid. For Messrs. Remondi and Gilbody, equity-based compensation during fiscal year 2017 consisted of restricted stock unit awards, the vesting of which was contingent upon our achievement of year-over-year revenue growth on a constant currency basis during fiscal year 2017 of not less than 15%, with the amount of awards vesting increasing ratably such that full vesting would occur at 16% revenue growth on a constant currency basis. We did not achieve the fiscal year 2017 revenue growth goal, and as a result, none of the restricted stock unit awards vested and the awards were cancelled.

Our Compensation Committee has reviewed our compensation programs and believes that our compensation programs have not encouraged or rewarded excessive or inappropriate risk taking.

The following tables summarize the compensation earned by our named executive officers.

Summary Compensation Table for Fiscal Year 2017

The following table provides information regarding the compensation earned during the fiscal years ended January 31, 2017 and 2016 by our named executive officers. Under the Securities and Exchange Commission’s rules for preparation of the following tables, cash bonuses are reported in the fiscal year in which they were earned, while equity-based awards are reported in the fiscal year in which they are granted by our Compensation Committee.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Stephen A. Remondi	2017	$350,000	$140,000	$0	(2)	$—	$78,750		$1,010	(3)	$569,760
Chief Executive Officer and President	2016	$344,615	$156,880	$—		$—	$323,120		$—		$824,615
Richard F. Gilbody	2017	$300,000	$60,000	$0	(2)	$—	$33,750		$4,154	(3)	$397,904
Chief Financial Officer	2016	$300,000	$81,520	$—		$—	$138,480		$4,500		$524,500
Suresh Sundaram (4)	2017	$129,231	$28,000	$436,200	(5)	$400,500	$31,500		$5,331	(3)	$1,030,762
Senior Vice President, Products and Marketing
Jean-Paul Roux (6)	2017	$244,970	—	—			198,402	(7)	72,134	(8)	515,506
Senior Vice President, Global Aerospace, European Operations	2016	$244,349	$20,287	—		—	276,386		49,925		$590,947

(1)	These amounts represent the aggregate grant date fair value of stock option awards made during the fiscal year, calculated in accordance with ASC Topic 718, excluding estimated forfeitures. See Note 10 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts.
(2)

These amounts represent the aggregate grant date fair value of performance-based restricted stock unit awards made during fiscal year 2017, calculated in accordance with ASC Topic 718, excluding estimated forfeitures, and based upon the probable outcome of the applicable performance conditions. On March 22, 2017, we determined that none of the performance conditions applicable to the awards was met and the awards were cancelled. Assuming achievement at the highest level of performance conditions, the maximum aggregate potential value at the grant date of the performance-based restricted stock unit awards granted to Messrs. Remondi and Gilbody would have been $1,206,960 and $719,040, respectively. See Note 10 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts.
(3)	Consists of employer 401(k) matching contributions.
(4)	Dr. Sundaram’s employment with the Company began in August 2016.
(5)	These amounts represent the aggregate grant date fair value of time-based restricted stock unit awards made during our fiscal year, calculated in accordance with ASC Topic 718, excluding estimated forfeitures. See Note 10 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts.
(6)	Salary, bonus and all other cash compensation paid to Mr. Roux in fiscal years 2017 and 2016 were paid in Euros. Amounts paid to Mr. Roux as salary, bonus and all other compensation were converted to United States dollars at assumed exchange rates of €1:$1.1055 and €1:$1.1027, which were the averages of the daily noon buying rates of exchange for the years ended January 31, 2017 and January 29, 2016, respectively, as reported by the Board of Governors of the United States Federal Reserve System.
(7)	Includes $78,199 that represents short-term incentive compensation determined by reference to our performance in fiscal year 2016 that was earned by and paid to Mr. Roux in fiscal year 2017. The incentive compensation that will be paid to Mr. Roux in fiscal year 2018 on account of our performance in fiscal year 2017 has been determined utilizing a formula based on the year-over-year percentage increase in the amount invoiced by us to customers for our products and services during fiscal year 2017 in the territories in Europe for which he was responsible. The total amount payable to Mr. Roux by reference to this formula is $120,203. Mr. Roux is eligible to receive the entire amount of this payment in fiscal year 2018. Mr. Roux’s compensation is paid in Euros, and the amount of short-term incentive compensation that is eligible to be paid to Mr. Roux in fiscal year 2018 described in this footnote is converted to dollars at an assumed rate of €1.00:$1.0742, which was the noon buying rate reported by the Board of Governors of the United States Federal Reserve System as of March 17, 2017, the date of the compensation award.
(8)	Consists of an “expatriation bonus” payable to Mr. Roux pursuant to a work agreement dated January 10, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of January 31, 2017:

	Option Awards									Equity Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Stephen A. Remondi Chief Executive Officer and President	30,768		7,693	(1)			11.38	July 19, 2011	July 19, 2021
	27,500		12,500	(2)			15.20	February 19, 2014	February 19, 2024
	25,360	(3)	—				9.27	June 10, 2014	June 10, 2024
													94,000	(4)(5)	$1,457,000
Richard F. Gilbody, Chief Financial Officer	75,000		45,000	(6)			8.61	June 4, 2014	June 4, 2024
	12,500		7,500	(6)			9.27	June 10, 2014	June 10, 2024
	12,679				24,821	(5)(7)	9.27	June 10, 2014	June 10, 2024
													56,000	(4)(5)	$868,000
Suresh Sundaram Senior Vice President, Products and Marketing	4,687		70,313	(8)			14.54	August 8, 2016	August 8, 2026
										27,500	(9)	$462,250

Jean-Paul Roux Senior Vice President, Global Aerospace, European Operations	12,306		3,078	(1)			11.38	July 19, 2011	July 19, 2021
	12,187		2,813	(10)			13.90	September 6, 2013	September 6, 2023
	8,250		3,750	(2)			15.20	February 19, 2014	February 19, 2024
	12,679	(4)	—				9.27	June 10, 2014	June 10, 2024

(1)	Option becomes exercisable in quarterly installments over a period of six years following the date of grant, as follows:

Year	Percentage of shares underlying option that become exercisable at the end of each calendar quarter
1	0%
2	0%
3	2.5%
4	5.0%
5	7.5%
6	10.0%

(2)	Option becomes exercisable in equal quarterly installments over four years from May 19, 2014.
(3)	Option became exercisable in full on March 21, 2016.
(4)	Performance-based restricted stock unit awards would have become eligible to vest in two equal installments on March 22, 2017 and March 22, 2018 if performance targets relating to the Company’s financial performance were met.
(5)	In connection with the filing of the Company’s 10-K on March 22, 2017, it was determined that the performance targets for this award had not been met and the award was cancelled.
(6)	Option becomes exercisable in equal quarterly installments over four years from September 1, 2014.

(7)	Option would have become eligible to vest if certain specified performance targets were achieved in fiscal years 2015, 2016 and 2017.
(8)	Option becomes exercisable in equal quarterly installments over four years from November 8, 2016.
(9)	Time-based restricted stock unit award vests in equal quarterly installments over three years from November 8, 2016.
(10)	Option becomes exercisable in equal quarterly installments over four years from date of grant.

Potential Payments upon Termination or Change-in-Control

On January 10, 2006, we entered into a Work Agreement with Mr. Roux in connection with his appointment as our Vice President of European Operations. Pursuant to the terms of the Work Agreement, in the event that Mr. Roux’s employment with us is terminated for any reason, either by us or by Mr. Roux, we will pay to Mr. Roux an amount equal to five months of his base salary and sales commissions, calculated on the basis of the 12-month period ending on the effective date of such termination.

On May 6, 2016, we entered into a supplemental agreement with Mr. Roux pursuant to which, in the event that Mr. Roux’s employment with us is terminated for any reason, either by us or by Mr. Roux, we will pay to Mr. Roux the greater of (i) the benefits described in the supplemental agreement, and (ii) such amounts mandated under French law (including by the Work Agreement). Under the supplemental agreement, in the event that Mr. Roux’s employment with us is involuntarily terminated by us without Cause or by him for Good Reason (as defined in the agreement) not in connection with a Change in Control (as defined in the agreement), we will continue to pay him for six months of his base salary, plus, in the event that he is eligible for and has elected the local equivalent of US COBRA continuation coverage, payment of such premiums on the same cost-sharing basis as during employment.

In the event that there is a Change in Control and, within two years after the Change in Control, Mr. Roux’s employment with us is terminated by him for Good Reason or involuntarily by us without Cause, we will pay him a single lump sum amount equal to twelve months of his base salary and the target commissions for which he is eligible, plus, in the event that he is eligible for and has elected the local equivalent of US COBRA continuation coverage, payment of such premiums on the same cost-sharing basis as during employment. The vesting of all time-based equity incentives will accelerate in full upon Mr. Roux’s termination by us without Cause or by him for Good Reason. Any performance-based awards held by Mr. Roux for any current or future fiscal year will be deemed to be fully earned upon a Change in Control and will convert to time-based options that cliff vest two years after the award’s date of grant.

On April 22, 2015, we entered into employment agreements with Messrs. Remondi and Gilbody, regarding the terms of their continued employment by us. On August 8, 2016, we entered into an employment agreement with Dr. Sundaram, regarding the terms of his employment with us. Pursuant to the terms of Messrs. Remondi’s and Gilbody’s employment agreements, in the event that either of Messrs. Remondi’s or Gilbody’s employment with us is involuntarily terminated by us without Cause (as defined in the agreement) or by either of them for Good Reason (as defined in the agreement) not in connection with a Change in Control (as defined in the agreement), we will continue to pay the affected individual for six months of his base salary, plus, in the event that he elects COBRA continuation coverage, payment of his COBRA premiums on the same cost-sharing basis as during employment. Pursuant to the terms of Dr. Sundaram’s employment agreement, in the event that his employment with us is involuntarily terminated by us without Cause (as defined in the agreement) or by him for Good Reason (as defined in the agreement) not in connection with a Change in Control (as defined in the agreement), we will continue to pay Dr. Sundaram for twelve months of his base salary, plus, in the event that he elects COBRA continuation coverage, payment of his COBRA premiums on the same cost-sharing basis as during employment.

In the event that there is a Change in Control and, within two years after the Change in Control, any of Messrs. Remondi’s or Gilbody’s or Dr. Sundaram’s employment with us is terminated, by any of them for Good

Reason or involuntarily by us without Cause, we will pay the affected individual a single lump sum amount equal to twelve months of his base salary and the target bonus for which he is eligible, plus, in the event that he elects COBRA continuation coverage, payment of his COBRA premiums on the same cost-sharing basis as during employment. The vesting of all time-based equity incentives will accelerate in full upon the affected individual’s termination by us without Cause or by him for Good Reason. Any performance-based awards held by the affected individual for any current or future fiscal year will be deemed to be fully earned upon a Change in Control and will convert to time-based options that cliff vest two years after the award’s date of grant.

Our named executive officers are employees-at-will and, except as set forth above, do not otherwise have employment or severance contracts with us. There are no other contracts, agreements, plans or arrangements that provide for payments to our named executive officers at, following, or in connection with any termination of employment, change in control of our company or a change in a named executive officer’s responsibilities.

Clawback Policy

On March 15, 2017, our Board of Directors adopted the Exa Corporation Policy Governing the Recovery of Certain Compensation (the “Clawback Policy”). Under the terms of the Clawback Policy, in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement (excluding any restatement effected to comply with subsequent changes to applicable accounting principles), whether or not as the result of misconduct, we will have the right to recover from any executive officer that our Board of Directors determines was personally responsible for the noncompliance that triggered the restatement the amount of any cash bonus or equity incentive award that was granted, earned or vested on the basis of having met or exceeded performance targets, to the extent that amount would have been less if based on the restated financial results. Under the Clawback Policy, we may not recover compensation more than three years after it has vested or been paid. The Clawback Policy will be administered by our Board of Directors.

INFORMATION ABOUT COMMON STOCK OWNERSHIP

Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders

The following table sets forth certain information with respect to beneficial ownership of our common stock, as of April 25, 2017 by:

•	each person or entity known by us to beneficially own more than five percent of our common stock;

•	each of our Directors;

•	each of our named executive officers; and

•	all of our executive officers and Directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted stock units that will vest within 60 days of April 25, 2017 and shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 25, 2017, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803.

Each stockholder’s percentage ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is based on 14,909,241 shares of our common stock outstanding as of April 25, 2017. Amounts under the heading “Right to Acquire” represent shares that are issuable upon the vesting of restricted stock units occurring with 60 days of that date of the table or that may be acquired upon exercise of outstanding stock options or warrants exercisable within 60 days of the date of the table.

Name of Beneficial Owner	Shares Outstanding	Right to Acquire	Total	Percentage of Shares Outstanding
Conestoga Capital Advisors LLC (1)	1,748,796	—	1,748,796	11.73%
Soros Fund Management LLC (2)	1,376,666	—	1,376,666	9.23%
Capital Research Global Investors (3)	1,170,100	—	1,170,100	7.85%
Arrowpoint Asset Management, LLC (4)	1,092,847	—	1,092,847	7.33%
Stephen A. Remondi	356,974	92,474	449,448	3.00%
Richard F. Gilbody	20,000	142,500	162,500	1.08%
Jean-Paul Roux	177,730	50,336	228,096	1.52%
Suresh Sundaram	3,114	16,562	19,676	*
John J. Shields, III (5)	59,193	6,097	65,290	*
John William Poduska (6)	125,969	47,140	173,109	1.16%
Robert D. Burke	9,264	17,635	26,899	*
Mark Fusco	3,880	12,827	16,707	*
Wayne Mackie	80,027	62,524	142,551	*
Robert Schechter	10,477	62,524	73,001	*
All current executive officers and Directors (13 persons)	1,152,778	640,279	1,793,057	11.53%

*	Less than 1.0%
(1)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on January 5, 2017. The address of Conestoga Capital Advisors LLC is 550 E. Swedesford

Road, Suite 120, Wayne, Pennsylvania 19087. Conestoga Capital Advisors LLC has sole dispositive power of all of our shares beneficially owned by it and sole voting power over 1,556,565 shares beneficially owned by it.
(2)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2017. Consists of shares beneficially owned by Soros Fund Management LLC (“SFM LLC”), George Soros and Robert Soros, which are held for the account of Quantum Partners LP. SFM LLC serves as the principal investment manager to Quantum Partners LP and has been granted investment discretion over the 1,376,666 shares. George Soros serves as the Chairman of SFM LLC and Robert Soros serves as President and Deputy Chairman of SFM LLC. The address of Soros Fund Management LLC is 250 West 55th Street, 38th Floor, New York, New York 10019. Soros Fund Management LLC has sole dispositive power of all of our shares beneficially owned by it and sole voting power over all of our shares beneficially owned by it. George Soros and Robert Soros each have shared dispositive power and shared voting power over all of our shares beneficially owned by them.
(3)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2017. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071. Capital Research Global Investors has sole dispositive power and sole voting power over 1,170,100 of our shares, but disclaims beneficial ownership.
(4)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2017. The address of Arrowpoint Asset Management, LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206. Arrowpoint Asset Management, LLC has sole dispositive power and sole voting power of all of our shares beneficially owned by it.
(5)	Includes 4,115 shares held by Mr. Shields’ spouse.
(6)	Includes 15,300 shares held in a trust account over which Dr. Poduska exercises investment control and 50,192 shares held by Poduska Family Limited Partnership II. Belmont Management Corporation, of which Dr. Poduska’s five adult children own all the issued and outstanding shares, is the general partner of Poduska Family Limited Partnership II. Dr. Poduska, under an agreement between Belmont Management Corporation and Eagle’s Nest Scientific, Inc., which is wholly owned by Dr. Poduska and of which Dr. Poduska is the president, treasurer and sole director, exercises sole voting and investment power over the shares held by Poduska Family Limited Partnership II.

Policy Regarding Hedging

We have adopted a policy that prohibits our officers, Directors or employees from entering into any short sale of our securities, buying or selling publicly traded options on our common stock or hedging their positions in our securities, including through the use of instruments such as prepaid variable forwards, equity swaps, collars or exchange funds.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. These Directors, executive officers and ten-percent stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by us, and on written representations from certain reporting persons, we believe that during fiscal year 2017 our Directors, officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements, except that the following forms were filed late:

•	One Form 4 by each of Messrs. Burke, Fusco, Mackie, Poduska, Schechter and Shields regarding the vesting of restricted stock units on June 9, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since February 1, 2016, there have been no transactions in which we have participated, in which the amount involved exceeded or will exceed $120,000, and in which any of our Directors or executive officers or holders of more than five percent of our capital stock (or any members of their immediate families) had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

Director Affiliations

John Remondi, a senior officer and member of the Board of Directors of FMR LLC, is the father of Stephen Remondi, our Chief Executive Officer and a member of our Board of Directors. Fidelity Non-Profit Management Foundation beneficially owns approximately 4.99% of our common stock. In executing his duties at FMR LLC, John Remondi recuses himself from matters involving Exa.

Policies and Procedures for Related Person Transactions

While we have not historically had a written policy with respect to the review and approval of transactions with our Directors, officers and principal stockholders, it has been the practice of our Board of Directors to review all interested party transactions and not to authorize any such transaction unless the Board of Directors, excluding any interested Directors, determines that the terms of the proposed transaction are as favorable or more favorable to our company than would be available from an unrelated party in an arms-length negotiation. Our Audit Committee is responsible for reviewing and approving in advance any related person transactions. For the purposes of this policy, a “related person transaction” is any transaction between us or any of our subsidiaries and any (a) of our Directors or executive officers, (b) nominee for election as a Director, (c) person known to us to own more than five percent of any class of our voting securities, or (d) member of the immediate family of any such person, if the nature of such transaction is such that it would be required to be disclosed under Item 404 of Regulation S-K (or any similar successor provision).

In determining whether to approve a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-person under the same or similar circumstances and the extent of the related person’s interest in the transaction.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND AUDITORS

Audit Committee Report

The primary role of our Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent auditors’ qualifications, independence and performance.

Management is responsible for establishing and maintaining the company’s system of internal controls and for preparation of the company’s financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and our independent auditors, and has also met separately with our independent auditors, without management present, to review the adequacy of our internal controls, financial reporting practices and audit process.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended January 31, 2017 with management and the independent auditors. As part of this review, the Audit Committee discussed with PricewaterhouseCoopers LLP the communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, “Communication with Audit Committees.”

The Audit Committee has received from PricewaterhouseCoopers LLP a written statement describing all relationships between that firm and Exa that might bear on the auditors’ independence, consistent with Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has discussed the written statement with the independent auditors, and has considered whether the independent auditors’ provision of any consultation and other non-audit services to Exa is compatible with maintaining the auditors’ independence.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2017 as filed with the Securities and Exchange Commission.

Wayne Mackie, Chair

Robert Schechter

Robert D. Burke

Our Auditors

PricewaterhouseCoopers LLP have been selected by the Audit Committee of the Board of Directors as the independent registered public accounting firm to audit our financial statements for the year ending January 31, 2018. PricewaterhouseCoopers LLP also served as our auditors in fiscal year 2017. We expect that representatives of PricewaterhouseCoopers LLP will attend the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees for Professional Services

The following is a summary of the fees for professional services rendered by PricewaterhouseCoopers LLP for fiscal years 2017 and 2016:

	Fees
Fee category	Fiscal year 2017	Fiscal year 2016
Audit fees	$776,607	$868,321
Audit-related fees	10,000	—
Tax fees	67,896	152,200
All other fees	1,800	1,800

Total Fees	$856,303	$1,022,321

Audit fees. Audit fees represent fees for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements and related expenses.

Audit-related fees. Audit-related fees represent fees for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements, including consultation on accounting standards or accounting for specific transactions.

Tax fees. Tax fees represent fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning and related expenses. These services include assistance with the preparation of federal, state, and foreign income tax returns.

All other fees. All other fees represent fees for products and services provided by PricewaterhouseCoopers LLP, other than those disclosed above.

Pre-Approval Policies and Procedures

Our Audit Committee’s pre-approval policies or procedures do not allow our management to engage PricewaterhouseCoopers LLP to provide any specified services without specific Audit Committee pre-approval of the engagement for those services. All of the services provided by PricewaterhouseCoopers LLP during fiscal year 2017 were pre-approved.

Whistleblower Procedures

Our Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our Directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. These procedures are set forth in our code of ethics. See “Information About Our Board of Directors and Management—Code of Ethics.”

OTHER MATTERS

Other Business

Neither we nor our Board of Directors intends to propose any matters of business at the meeting other than the proposals described in this proxy statement. Neither we nor our Board know of any matters to be proposed by others at the meeting.

Stockholder Proposals for 2018 Annual Meeting

Under applicable rules of the Securities and Exchange Commission, a stockholder who intends to request that a proposal to be made at the 2018 annual meeting of stockholders be included in our 2018 proxy statement must submit the proposal to us by December 29, 2017. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement.

In addition, under our by-laws, for a stockholder’s proposal to be brought before the 2018 annual meeting of our stockholders, the stockholder must give written notice to our Secretary at the address specified no later than sixty (60) days and not more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, which will be June 15, 2018, and if the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after that date, then notice must be given to our Secretary by the later of sixty (60) days prior to the date of the annual meeting or ten (10) days following the public disclosure of the date of the annual meeting is given.

Appendix A

Exa Corporation

2017 STOCK INCENTIVE PLAN

SECTION 1. General Purpose of the Plan; Definitions

The purpose of this Exa Corporation 2017 Stock Incentive Plan, as amended (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, Exa Corporation (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, Performance Awards, and Other Stock-Based Awards. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause”, unless otherwise provided in the applicable Award agreement, shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the Holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 18.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

“Disability”, unless otherwise provided in the applicable Award agreement, means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” shall have the meaning set forth in Section 20.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means any director who qualifies as an independent director pursuant to the Charter of the Company’s Compensation Committee.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K. The term “Non-Employee Director” shall be interpreted in a manner consistent with the interpretation of that term as defined in Rule 16b-3(b)(3)(i) under the Exchange Act.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Stock-based Award” means an Award granted pursuant to Section 11.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. The term “Outside Director” shall be interpreted in a manner consistent with the interpretation of that term as defined in Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Performance Award” means an Award granted pursuant to Section 10.

“Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Goals for an individual for a Performance Period with respect to a Performance Award. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company as a whole, or a unit, division, department, group, line of business, or other business unit, whether or not legally constituted, in which the individual works) that will be used to establish Performance Goals are limited to the following: (i) stock price, (ii) market share, (iii) sales, (iv) revenue), (v) return on equity, assets or capital, (vi) economic profit (economic value added), (vii) total shareholder return, (viii) costs, (ix) expenses, (x) margins, (xi) earnings (including EBITDA) or earnings per share, (xii) cash flow (including adjusted operating cash flow) (xiii) operating profit, (xiv) net income, (xv) milestones, (xvi) any combination of the foregoing any of which may be measured either in absolute terms or as compared to incremental change or as compared to results of a peer group or market index. Any Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

“Performance Goals” means the specific goals established in writing by the Committee with respect to a Performance Award based upon the Performance Criteria.

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment with respect to a Performance Award.

“Prior Plan” means the Exa Corporation Amended and Restated 2011 Stock Incentive Plan (amended and restated as of March 12, 2014).

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“Restricted Stock Unit” means an Award granted pursuant to Section 9.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $0.001 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award granted pursuant to Section 6.

“Unrestricted Stock Award” means Awards granted pursuant to Section 8.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than two (2) persons each of whom qualifies as an Outside Director, a Non-Employee Director and an Independent Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director, a Non-Employee Director or an Independent Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Stock Appreciation Rights, Performance Awards and Other Stock-Based Awards, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall materially adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

(c) Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company, all or part of the Committee’s authority and duties with respect to the granting of Awards to individuals who are not Reporting Persons or Covered Employees. Any such delegation by the Committee shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation. The Committee may revoke or amend the terms of a delegation at any time.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company, and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3. Shares Issuable under the Plan; Limitation on Awards; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan shall be the sum of 1,400,000 shares of Stock plus (i) the number of shares of Stock that remain available for grant under the Prior Plan as of the Effective Date, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, plus (ii) an additional number of shares equal to the number of shares of Stock subject to awards granted under the Prior Plan that are hereafter forfeited, cancelled, settled without the issuance of Stock, or otherwise terminated (other than by exercise), shares of Stock issued pursuant to any unvested Award that are reacquired by the Company at not more than the grantee’s purchase price, and shares of Stock that are tendered to (either actually or by attestation) or withheld by the Company in satisfaction of the exercise price of an option granted under the Prior Plan or satisfaction of tax withholding obligations with respect to any award granted under the Prior Plan, all of which may be issued with respect to Incentive Stock Options, provided however that any shares that become available pursuant to clause (ii) above shall only count toward the maximum number of shares available with respect to Incentive Stock Options to the extent permitted by Section 422 of the Code and regulations issued thereunder. For purposes of this limitation, the shares of Stock underlying any Awards, other than Substitute Awards granted pursuant to Section 3(e), which are forfeited, cancelled, settled without the issuance of Stock, or otherwise terminated (other than by exercise), or shares of Stock issued pursuant to any unvested Award that are reacquired by the Company at not more than the grantee’s purchase price, shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. In addition, to the extent that the exercise price of a Stock Option is satisfied through the tendering of shares (either actually or by attestation) or by the Company withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes upon the exercise or vesting of an Award, any such withheld shares shall not count toward the limit of this Section 3, and only the shares issued shall count toward the limit; provided however that such shares withheld shall only count toward the maximum number of shares which may be issued with respect to Incentive Stock Options to the extent permitted by Section 422 of the Code and regulations issued thereunder. Shares issued under the Plan may be authorized but unissued shares, treasury shares or shares reacquired by the Company. Upon the effectiveness of the Plan, no further grants shall be made under the Prior Plan.

(b) Limitation on Awards. During any calendar year, no Plan participant may be granted (i) Awards (including Stock Options and Stock Appreciation Rights) with respect to more than 500,000 shares of Stock; or (ii) cash-based Performance Awards and Performance Awards granted in the form of cash bonuses with an aggregate maximum payment value greater than $5,000,000. The number of shares of Stock or the cash relating to an Award granted to a Plan participant in a twelve month period that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such period.

(c) Awards to Directors. The maximum number of Shares subject to Awards granted during a single calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during such calendar year in respect of the non-employee director’s service as a member of the Board during the calendar year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes), provided however that equity granted in lieu of cash compensation shall not count toward this limit. The Board may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee Directors, as the Board may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(d) Stock Dividends, Mergers, etc. In the event that after the Effective Date, the Company effects an extraordinary cash dividend, a stock dividend, stock split, reverse stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards and any performance goals related to such Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 18.

(e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Substitute Awards granted under this Section 3(e) shall not count against the limit set forth in Section 3(a).

SECTION 4. Eligibility.

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5. Stock Options.

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant, except with respect to substitute Awards granted pursuant to Section 3(e) above. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the option is granted. Notwithstanding the foregoing, if a Non-Statutory Option would expire during a period when trading in the Stock is prohibited by law or any blackout policy of the Company, the term of such option will automatically be extended to the 30th day following the expiration of such prohibition. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one or more of the following methods:

(i) by delivery to the Company of shares of Stock of the Company having a fair market value equal in amount to the aggregate exercise price of the Options being exercised and not subject to restriction under any Company incentive plan; or

(ii) if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iii) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv) by any combination of such methods of payment.

The delivery of certificates, if any, representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to the transfer of a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. For the avoidance of doubt, to the extent the Committee permits a participant to transfer a Non-Statutory Stock Option, such transfer shall be for no consideration.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

SECTION 6. Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights under the Plan to any Eligible Person. A Stock Appreciation Right is an Award entitling the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of

Stock, or may provide for cash payment or combination of shares and cash, having an aggregate Fair Market Value equal to the product of (a) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right, multiplied by (b) the number of shares of Stock for which such Stock Appreciation Right is exercised. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, provided however that: (i) except with respect to substitute Awards granted pursuant to Section 3(e) above, the exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of Fair Market Value on the date of grant or, if applicable, on the date of grant of a Stock Option with respect to a Stock Appreciation Right granted in exchange for, but subsequent to, the Stock Option (subject to the requirements of Section 409A of the Code); (ii) the term of a Stock Appreciation Right shall not exceed ten years; and (iii) except as the Committee may provide otherwise, no Stock Appreciation Right shall be transferable other than by will or by the laws of descent and distribution and, to the extent the Committee permits a participant to transfer a Stock Appreciation Right, such transfer shall be for no consideration..

SECTION 7. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Shareholder. Upon issuance of Stock pursuant to Section 7(a) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates, if any, evidencing shares of Restricted Stock Award shall remain in the possession of the Company until such shares are vested as provided in Section 7(d) below.

(c) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, and for Cause), any shares of Restricted Stock which have not then vested may, if so provided in the applicable award agreement, be repurchased by the Company at such repurchase price as is specified in such agreement and otherwise shall automatically be forfeited to the Company.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 16, amend any conditions of the Award.

(f) Wavier, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock; provided however that if dividends are declared during the period that a Restricted Stock Award is unvested, payment of such dividends shall be subject to the restrictions set forth at Section 12(b) below.

SECTION 8. Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at such purchase price, if any, as is determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9. Restricted Stock Units.

The Committee in its discretion may grant Restricted Stock Units under the Plan to any Eligible Person. A Restricted Stock Unit is an Award entitling the recipient to acquire shares of Stock, or in the discretion of the Committee a cash payment in lieu of such shares of Stock, pursuant to certain terms and conditions. The Committee may award Restricted Stock Units independent of or in connection with the granting of any other Award under the Plan. The Committee in its discretion shall determine whether and to whom Restricted Stock Units shall be granted, the terms, conditions and restrictions, including vesting, if any, related to such Restricted Stock Units, including the number of shares of Stock that the recipient shall be entitled to receive or purchase, the price to be paid, if any, and all other limitations and conditions applicable to the Restricted Stock Units.

SECTION 10. Performance Awards.

(a) A Performance Award means any cash-based or Stock-based Award, including a Restricted Stock Award, Restricted Stock Unit, or Other Stock-Based Award, or any cash bonus, granted to a Covered Employee, or an employee who may reasonably be expected to be a Covered Employee, that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and any regulations issued thereunder. Any Eligible Person who is selected by the Committee may be granted one or more Performance Awards payable upon the attainment of Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual, infrequently occurring or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance Award granted to a Covered Employee. Each Performance Award shall comply with the provisions set forth below.

(b) With respect to each Performance Award, the Committee shall select, within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Period and different Performance Goals may be applicable to Performance Awards to different employees.

(c) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, shall calculate and certify in writing the amount of the Performance Awards earned for the Performance Period. The Committee shall then determine the actual size of each Covered Employee’s Performance Award, and, in doing so, may reduce (but not increase) or eliminate the amount of the Performance Award for an employee if, in its sole judgment, such reduction or elimination is appropriate.

SECTION 11. Other Stock-based Awards.

The Committee in its discretion may grant Other Stock-Based Awards under the Plan to any Eligible Person that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock. The Committee may award Other Stock-Based Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its discretion shall determine whether and to whom such Other Stock-Based Awards shall be granted, the terms, conditions and restrictions, including vesting, if any, related to such Other Stock-Based Awards, and all other limitations and conditions applicable to the Other Stock-Based Awards

SECTION 12. Dividends and Dividend Equivalent Rights.

(a) Dividend Equivalent Rights. The Committee in its discretion may grant Dividend Equivalent Rights under the Plan to any Eligible Person. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held of record by the recipient. A Dividend Equivalent Right may be granted hereunder to any Eligible Person, as a component of another Award, other than a Stock Option or Stock Appreciation Right. In no event shall dividends or Dividend Equivalent Rights be paid with respect to Options or Stock Appreciation Rights. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof. A Dividend Equivalent Right may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. Notwithstanding anything to the contrary, the payment of dividends or Dividend Equivalent Right granted in connection with a Performance Award shall be deferred until, and conditioned upon, the attainment of the applicable Performance Goals and such other factors or criteria as the Committee may determine in its sole discretion.

(b) Dividends and Dividend Equivalent Rights on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for, or includes a right to dividends or Dividend Equivalent Rights, if dividends are declared during the period that an Award is unvested, such dividends (or Dividend Equivalent Rights) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

SECTION 13. Termination of Stock Options and Stock Appreciation Rights.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one year from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability.

Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options and Stock Appreciation Rights. Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 14. Tax Withholding and Notice.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due with respect to such Award (or, if permitted by the Company, such other rate as is permitted under applicable tax withholding and accounting rules), or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount.

(c) Notice of Disqualifying Disposition. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 15. Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 16. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially adversely affect rights under any outstanding Award without the holder’s consent, and any amendment of the Plan shall be in accordance with all applicable laws and regulations. Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to take any action in violation of the prohibition against repricing set forth at Section 19(d) below.

This Plan shall terminate on March 15, 2027 (which is the tenth anniversary of the date that the Board adopted this Plan), provided however that if the Plan is further amended in a manner which requires shareholder approval for purposes of Section 422 of the Code, the plan shall terminate on the ten year anniversary of the earlier of the date of Board approval or shareholder approval of such amendment. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be materially adversely altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 17. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 18. Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 18, unless otherwise provided in the applicable Award agreement or any other agreement between the Company and the holder of the applicable Award:

(i) subject to the provisions of clauses (iii) and (iv) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, or Other Stock-Based Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) in connection with the provisions of clauses (i), (iii) or (iv), the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, or Other Stock-Based Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee;

(iii) the Committee may provide that the Company shall make or provide for a cash payment to each holder of an outstanding Stock Option equal to the difference between (A) the fair market value of the per share consideration (whether cash, securities or other property or any combination of the above) the holder of a share of Stock will receive upon consummation of the Change of Control (the “Per Share Transaction Price”) times the number of shares of Stock subject to such outstanding Options to the extent then exercisable (or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Options) and (B) the aggregate exercise price of all such outstanding vested Options, in exchange for the termination of such vested Options; and provided further that the Committee may provide that to the extent any Options are exercisable at a price equal to or in excess of the per Share Transaction Price, such Options shall terminated immediately upon the effective date of the Change of Control without any payment being made to the holders of such Options;

(iv) each outstanding Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award and Other Stock-Based Award may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during a specified period of time preceding the effective date of such Change of Control, which period may end prior to such effective date.

Notwithstanding any provision above, and regardless of any other action taken with regard to outstanding Stock Options, the Committee may provide, pursuant to written notice to holders of outstanding Stock Options, that Stock Options may not be exercised during a specified period of time ending prior to the effective date of the Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (and such voting power among the holders thereof is in substantially the same proportion as the voting power among the holders thereof immediately prior such merger or consolidation);

(iii) the closing of a sale or disposition by the Company of all or substantially all of the Company’s assets;

(iv) individuals who constitute the Board on the Effective Date (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a member of the Board subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(v) a complete liquidation or dissolution of the Company.

SECTION 19. General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan, if any, shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

(d) Prohibition on Repricing. Notwithstanding anything to the contrary in this Plan and except as provided in Section 3(c) or in connection with a Change of Control: (i) no Stock Option or Stock Appreciation Right shall be amended so as to directly or indirectly reduce its initial exercise or grant price; (ii) no Stock Option or Stock Appreciation Right shall be cancelled and replaced with Options or Stock Appreciation Rights or other Awards having a lower exercise or grant price; and (iii) no Stock Option or Stock Appreciation Right with an exercise price greater than current Fair Market Value shall be cancelled for cash or other securities, in each case without the prior approval of the stockholders of the Company.

(e) Section 409A. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or postponed except to the extent permitted by Section 409A.

(f) Clawback Policy. The Committee may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a grantee and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with the Company’s Policy Governing the Recovery of Certain Compensation, adopted by the Board as of March 15, 2017, as amended from time to time, and any other Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law or rules of any stock exchange on which the Stock is listed.

SECTION 20. Effective Date of Plan.

This Plan was adopted by the Company’s Board on March 15, 2017, and shall become effective upon shareholder approval; provided however that if such shareholder approval is not obtained within twelve months following March 15, 2017, the Plan shall not become effective and will be of no further force or effect. No further awards shall be granted under the Prior Plan following the Effective Date of this Plan.

SECTION 21. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

SECTION 22. Non-United States Participants.

Notwithstanding anything to the contrary contained in this Plan, the Committee may grant Awards to persons who are employed or performing services outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

* * *

Appendix B

Exa Corporation

2017 STOCK INCENTIVE PLAN

FRENCH SUB-PLAN

The Board of Directors of Exa Corporation (the “Company”) has established the Exa Corporation 2017 Stock Incentive Plan (the “Plan”), which was adopted by the Board on March 15, 2017, and shall become effective upon shareholder approval. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Plan.

Pursuant to Section 22 of the Plan, the Board hereby adopts this French Sub-plan (the “French Sub-plan”), the terms of which shall govern Awards granted under the Plan to employees or executives of the Company who are employed in France. The French Sub-plan shall be effective upon its approval by the shareholders of the Company.

As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L.225-197-1 to L.225-197-6 of the French Code de Commerce shall not be applicable to Eligible Persons who are residents of France and employed or providing services in France.

Provided that he or she complies with the provisions of the French Sub-plan, French Eligible Persons will benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the vesting of the Restricted Stock Units pursuant to the Plan.

(a) French Awards. All Awards granted under this French Sub-plan, (the Awards granted hereunder, “French Awards”) to an Eligible Person who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this French Sub-plan. The purpose of the French Sub-plan is to grant Awards that qualify for favorable income tax and social security tax treatment under French law. In the event any other provision of the Plan conflicts with a provision of this French Sub-plan, the provision in the French Sub-plan shall control with respect to any French Award. No other Award granted under the Plan shall be subject to the provisions of this French Sub-plan.

(b) Definitions. The following terms shall have the following meanings for purposes of this French Sub-plan:

“French Option Award” means any French Award in the form of an option to purchase shares of Stock.

“French Restricted Stock Award” means any French Award in the form of Restricted Stock.

“French RSU Award” means any French Award in the form of Restricted Stock Units.

“Disability” means a physical or mental condition corresponding to the classification in the second or third categories laid down in Article L. 341-4 of the French Social Security Code (Code de la Sécurité Sociale).

“Holding Period” means, with respect to any French Award, the holding period described in subsection (e) of this French Sub-plan.

(c) Limitations on French Awards. French Awards may not be granted to an Eligible Person who holds more than 10% of the Company’s outstanding shares at the date of grant or an Eligible Person who would hold more than 10% of the Company’s outstanding shares following the French Award grant. Any share of Stock granted in violation of this rule shall not be deemed to have been granted. Settlement of French RSU Awards shall only be in shares; there shall be no settlement of French RSUs in cash.

(d) Vesting Periods. Except in the case of the death or Disability of the Eligible Person, no portion of any French Restricted Stock Award or French RSU Award may vest (whether such vesting results from the achievement of one or more goals relating to the completion of service by the French Award holder and/or the achievement of performance or other objectives) until at least the first anniversary of the date of grant of such French Award. The recipient of a French Award shall be 100% vested in such French Award in the event his or her employment is terminated by reason of death or Disability, provided, however, that if the vesting of such French Award is based, at least in part, on performance conditions, the acceleration, if any, of such performance-based vesting upon such death of Disability shall be determined as set forth in the applicable award agreement. In the event of death or Disability, the remaining shares subject to the Award Agreement that have not been issued as of the date the Eligible Person’s service relationship with the Company (and its subsidiaries) so terminates will be issued to the Eligible Person or, in the case or death, his or her heirs upon their request as provided under applicable law. In such event (either death or Disability), the Company shall issue the shares within six months of such termination. In the event of death or Disability, the Holding Period will not apply.

(e) Holding Period. With respect to each French Award, there shall be at least a one-year period following each vesting date applicable to such French Award, during which the Eligible Person issued such French Award may not sell or loan (i) in the case of a French Restricted Stock Award or French RSU Award, any shares issued upon the vesting on such vesting date of such French Restricted Stock Award or a French RSU Award, or (ii) in the case of a French Option Award, any shares acquired upon the exercise of the portion of such French Option Award that vested on such vesting date. This Holding Period will not be applicable for any issued shares delivered on or following the second anniversary of the date of grant of the French Award.

(f) Restrictions on Sale; Black-out Periods. Following the expiration of the Holding Period, issued shares cannot be sold: (i) during the ten trading days preceding and the three trading days following the date on which the Company’s consolidated accounts or the Company’s annual accounts are made public; (ii) between the date when the Board is aware of information which, if made public, could have a significant impact on the share price of the Stock, and the tenth trading session after such information is made public; and (iii) at any time during which the holder of such shares has non public material information about the Company and such sale would violate any applicable securities laws of the United States of America or France.

(g) Restrictions on Sale; Directors and Officers. At the time of the grant of a French Award to an Eligible Person who is an officer or director of the Company, the Committee shall either decide that such officer or director cannot sell the shares of Stock received upon vesting or exercise of the French Award before the end of his or her functions, or determine the number of shares of Stock received upon vesting of such French Award that such officer or director shall keep up to the end of his or her functions.

(h) Restrictions on Transfer. Shares of stock subject to French Awards may not be transferred, assigned, pledged or hypothecated in any manner until they have vested in accordance with this French Sub-plan.

(i) Other Compliance with French Law. French Awards granted under the French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such Awards. Except as the Company and Eligible Person agree in writing, the Company shall not modify the terms of an Award agreement (or this French sub-plan) in such a manner as to cause the French Eligible Person to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the vesting of the Restricted Stock Units pursuant to the Award agreement, this French Sub-plan, and the Plan.

(j) No Rights as a Shareholder. The holder of a French RSU Award or a French Option Award shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the Award.

(k) Restrictions on Transfer. Rights granted under the French Sub-plan shall not be transferable by the recipeint of such grants other than by will or by the laws of descent and distribution.

(k) Data Protection. The Company will satisfy any notification, application or prior authorization required under applicable laws in order to comply with French data protection legislation.

(l) Understanding of Terms. Each French Award agreement shall include the following provision:

By signing and returning this document providing for the terms and conditions of the French Award, I confirm having read and understood the documents referenced in this Agreement, including the Award agreement itself, the Exa Corporation 2017 Stock Incentive Plan and the French sub-plan, which were made available to me in the English language. I accept the terms of those documents accordingly.

En signant et renvoyant le présent document décrivant les termes et conditions de mon attribution, je confirme avoir lu et compris les documents relatifs à cette attribution ((le contrat d’attribution, le plan général d’actionnariat salarié de Exa Corporation adopté en 2017 et son sous-plan français) qui m’ont été communiqués en langue anglaise. J’en accepte les termes en connaissance de cause.

***************************

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 15, 2017.
Vote by Internet
• Go to www.envisionreports.com/EXA
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the nominee listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1.	Election of one (1) Class II Director to a three-year term			+
		For	Withhold
	01 – John J. Shields, III	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of the 2017 Stock Incentive Plan.	☐	☐	☐	3.	Approval of the French Sub-plan of the 2017 Stock Incentive Plan.	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for fiscal year 2018.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy – Exa Corporation

2017 Annual Meeting of Stockholders

This proxy is solicited on behalf of the Board of Directors of Exa Corporation for the Annual Meeting to be held June 15, 2017

Stephen A. Remondi and Richard F. Gilbody, or either of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Exa Corporation to be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, MA 02210, at 10:00 a.m. EDT on Thursday, June 15, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominee for Director, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)